UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2006

The Tube Media Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52067	84-1557072
(Commission File Number)	(IRS Employer Identification No.)

1451 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

(954) 714-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This document may include a number of "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance and include statements regarding management’s intent, belief or current expectations, which are based upon assumptions about future conditions that may prove to be inaccurate. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risk and uncertainties, and that as a result, actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, among other things, the volatile and competitive markets in which we operate, our limited operating history, our limited financial resources, our ability to manage our growth and the lack of an established trading market for our securities. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our reports filed with the Securities and Exchange Commission.

Item 1.01 Entry Into a Material Definitive Agreement

As compensation for services as a director, on July 26, 2006, the Board awarded to each of Shane E. Coppola and D. Patrick LaPlatney, effective on July 27, 2006, a grant of 1,000,000 shares of restricted common stock to vest equally at the end of each quarter for the next two years, beginning with the quarter ending September 30, 2006. The Board of Directors also set Mr. LaPlatney’s compensation for services as Chief Executive Officer of the Company effective July 31, 2006. Mr. LaPlatney’s annual base salary was set at $350,000. The Company intends on entering into an employment agreement with Mr. LaPlatney.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors appointed D. Patrick LaPlatney to serve as the Chief Executive Officer of the Company effective July 31, 2006. Prior to joining the Company, from September 2002 until July 2006, Mr. LaPlatney served as Executive Vice-President of Westwood One, a provider of news, sports, music, talk, entertainment, programs, features, live events and 24/7 formats. Mr. LaPlatney served as Senior Vice-President of Westwood One Television, a the television division of Westwood One, from 1999 to August 2002. Prior thereto, he served as Senior Vice-President, Television of Metro Networks, a traffic gathering and reporting company from 1997 to 1999. He also served in various capacities of Raycom, Inc. from 1989 to 1997. As disclosed in Item 1.01, Mr. LaPlatney’s annual base salary was set at $350,000 and the Company intends on entering into an employment agreement with Mr. LaPlatney.

On July 26, 2006, the Board of Directors also set the size of the Board at 7 directors. The Board appointed Shane E. Coppola and Mr. LaPlatney to serve as a Class II and a Class III director, respectively. Mr. Coppola was also appointed to serve as Chairman of the Board.

The Company issued a press release dated July 31, 2006, which is included as an exhibit to this Form 8-K, announcing the appointments of Mr. Coppola and LaPlatney.

Item 3.02 Unregistered Sales of Equity Securities

As compensation for services as director, on July 26, 2006, the Board awarded to each of Shane E. Coppola and D. Patrick LaPlatney, effective July 27, 2006, a grant of 1,000,000 shares of restricted common stock to vest equally at the end of each quarter for the next two years, beginning with the quarter ending September 30, 2006. Additionally, on July 26, 2006, the Board approved the issuance of 200,000 shares of restricted common stock to a consultant to the Company as payment for services rendered to the Company.

The Company maintains that the above issuances of securities were exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. No underwriters were employed in the transactions. The securities will be deemed restricted securities for purposes of the Securities Act.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated July 31, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2006	THE TUBE MEDIA CORP.

	By:	/s/ Celestine F. Spoden
Name: Celestine F. Spoden
Title: Chief Financial Officer

Exhibit Index

99.1 Press Release dated July 31, 2006